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                                                                   EXHIBIT 10.4

                   THIS AGREEMENT entered into the 1st day of December, 1996.

BETWEEN:                                 CAMPBELL RESOURCES INC.
                                         a corporation incorporated under
                                         the laws of Canada

                                         (hereinafter called the "CAMPBELL")
                      -and-
                                         PAUL J. IRELAND
                                         of the City of Toronto, in the
                                         Municipality of Metropolitan Toronto

                                         (hereinafter called the "EMPLOYEE")

         WHEREAS the Employee is employed as an executive officer of Campbell pursuant to an Employment Agreement dated the 1st day of October, 1994 (the "1994 Agreement");

         AND WHEREAS Campbell wishes to enter into this agreement with the Employee to replace the 1994 Agreement and to amend certain terms and conditions of his continued employment as Vice President, Finance of Campbell, including certain rights in the event of a Change of Control, as more particularly described herein;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that for other good and valuable consideration, and the sum of one dollar ($1.00) now paid by each party hereto to the other (the receipt whereof is hereby by each of them acknowledged), the parties here covenant and agree as follows:

1. The Employee shall be employed as Vice President, Finance of Campbell on a full time basis and shall perform such duties and exercise such powers as are from time to time assigned to the Employee. The Employee shall also serve as a director, officer or employee of such affiliates or associates of Campbell as Campbell may from time to time require. The Employee shall devote his full time and attention to the affairs of Campbell and its affiliates and associates.

2. The Employee shall be paid an annual salary of $130,000, payable monthly in arrears. Salary reviews shall be carried out by the Compensation Committee of the Board of Directors on a periodic basis.

3. While employed by Campbell, the Employee shall be entitled to health and other benefits, as set out on Schedule A which are provided to senior employees by Campbell under its benefit plans subject to such eligibility and other requirements as may apply. Campbell shall provide pension benefits through participation in a Campbell Pension Plan or at Campbell's option, through contributions made to the Employee's RRSP, such pension benefits to be in accordance with Campbell's policy for senior employees.
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4. The Employee shall be entitled to four weeks annual vacation to be taken at such time as Campbell may prescribe. Only two weeks of this vacation entitlement may be carried forward from year to year provided that no vacation entitlement may be carried forward for more than one year.

5. Subject to the provisions of paragraph 8 hereof, the employee's employment under this agreement may be terminated as follows:

   (a)  by the Employee, upon three months notice in writing;

   (b) in the event of a Change of Control, as defined in paragraph 13, the Employee shall have the right, within six months thereof on thirty days notice in writing to Campbell, to resign his position as Vice President, Finance and any other directorships or offices that he may hold as a result of his employment with Campbell and upon such resignation to be paid forthwith twenty-four months salary by way of lump sum payment plus benefits as set out in paragraphs 7 and 8 below. In addition, the employee shall be entitled to have an additional twenty-four months of credited service from the date of resignation added to his pension entitlement under the Pension Plan. Such credited service is to be calculated on the basis that the Employee had been employed for the additional twenty-four months at a salary equal to that paid to the Employee at the time of such resignation;

   (c) by Campbell, for cause, at any time forthwith, without notice or payment in lieu of notice. For greater certainty, cause shall not include the refusal of the Employee to accept either a relocation from his existing city of residence or a change in the nature of employment that would lessen the status, authority or responsibility of the Employee; or

   (d) by Campbell, upon payment forthwith of a lump sum amount equal to twenty-four months salary in lieu of notice plus benefits as set out in paragraphs 7 and 8 below.

6. For the purposes of this agreement, the salary payable to the Employee under subparagraphs 5(b) or (d) is in lieu of notice or other compensation to which the Employee may otherwise be entitled and the Employee shall be under no obligation to act to mitigate any payment due hereunder or otherwise suffer a reduction of any payment due hereunder to the Employee by virtue of any compensation or payments which the Employee may receive after cessation of employment by Campbell from any other source whatsoever.

7. In the event that the Employee resigns under subparagraph 5(b) or the Employee's employment is terminated under subparagraph 5(d), the Employee shall be entitled to continuation of the benefits set out in paragraph 3 for twenty-four months from the date of resignation or termination or payment forthwith by Campbell of a lump sum amount in lieu thereof.

8. The Employee's outstanding rights if any at the time of resignation or termination under Campbell's Employee Incentive Plan shall continue for twenty-four months from the date of
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resignation or termination except that the Employee's right under any stock options outstanding at the time of resignation or termination shall immediately become fully exercisable and shall expire at the close of business on the ninetieth day following the date of resignation or termination or the next business day if the ninetieth day is not a business day. Should the Employee exercise outstanding options, Campbell shall deliver the share certificate(s) representing the shares issued pursuant to the exercise of options against payment to Campbell of the aggregate exercise price at a closing to be held within five (5) business days of receipt by Campbell of notice of exercise of option in writing. If the Employee has not previously elected to participate in the share purchase plan of the Employee Incentive Plan, he shall be deemed not to have any outstanding rights under such plan.

9. In the event that the Employee becomes permanently disabled, the Employee or Campbell may terminate this agreement by giving 90 days notice in writing provided that the Employee shall be entitled to receive long term disability benefits under Campbell's long term disability policy and provided that Campbell agrees to pay to the Employee, a monthly amount equal to the amount of the Employee's monthly salary not covered by the benefits under Campbell's long term disability policy along with the other benefits to which the Employee would be entitled for twenty-four months from the date that the Employee becomes permanently disabled. In the event that the Employee is not entitled to receive long term disability benefits under Campbell's long term disability policy or Campbell will not agree to pay the Employee the amount not covered by the long term disability policy of Campbell, then Campbell will only be entitled to terminate this agreement pursuant to subparagraph 5(d). For the purposes of this paragraph, permanent disability means any medical condition, as determined by a legally qualified medical practitioner selected by Campbell which to a substantial degree, prevents or impairs the Employee from performing his obligations and duties and has existed for a continuous period of more than 120 days in any 365 consecutive days or for periods aggregating 185 days in any 365 consecutive days and in the opinion of the medical practitioner is like to continue.

10. It is agreed by the Employee and Campbell that the notice periods and payments provided in paragraph 5 are reasonable and fair, given all the circumstances, and that no other notice periods, express or implied, shall apply.

11. In the event that the Employee exercises his right of resignation under subparagraph 5(b), or is terminated under subparagraph 5(d) subject to any restriction in the right of Campbell to grant an indemnity to the Employee pursuant to the provisions of the Canada Business Corporations Act, Campbell hereby agrees to indemnify and save the Employee, his heirs, executors, administrators and other legal personal representatives, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities, charges, or expenses of whatsoever nature or kind, (including, without limitation, any investigation expenses or other expenses and disbursements incurred in connection with testifying or otherwise participating in any legal or other proceedings before any court or regulatory authority) , that the Employee may sustain or incur, arising from or connected with or in respect of any actions, suits or proceedings proposed, commenced or prosecuted against the Employee or to which the Employee may be or may become subject, by reason of or in respect of, anything done or permitted by the Employee in or about the execution of the duties of the Employee in his role as an executive officer or
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employee of Campbell, or any of its associated or affiliated companies, or by reason of his acting or having acted as an executive officer of Campbell, or any of its associated or affiliated companies and from all other costs, charges and expenses that the Employee may sustain or incur by reason of or arising from or in any manner connected with or in relation to his employment by Campbell or the affairs thereof.

         In case any action or other proceedings is brought against the Employee, in respect of which indemnity may be sought hereunder, the Employee shall give Campbell prompt notice of any such action or other proceeding of which the Employee has knowledge, and Campbell shall undertake the investigation and defence thereof on behalf of the Employee, including employment of counsel acceptable to the Employee and payment of all fees and expenses.

         No admission of liability and no settlement of any action or other proceedings brought against the Employee shall be made without the consent of Campbell and the Employee, such consent not to be unreasonably withheld.

         Notwithstanding that Campbell agrees to undertake the investigation and defence of any action or other proceeding brought against the Employee, the Employee shall have the right to employ separate counsel in any such proceeding and participate in the defence thereof, but Campbell shall not be liable to pay the fees and expenses of such counsel unless:

         (a)      employment of such counsel has been authorized by Campbell, or

         (b) Campbell has not assumed the defence of the action or other proceedings within a reasonable period of time after receiving notice thereof, or

         (c) the named parties to any such action or other proceedings include Campbell and the Employee, and the Employee shall have been advised by counsel that there may be a conflict of interest between Campbell and the Employee, or

         (d) there are one or more legal defences available to the Employee which are different from or in addition to those available to Campbell.

         The indemnity herein provided to the Employee shall not apply in the event and to the extent that a court of competent jurisdiction in a final judgement shall determine that the Employee was guilty of gross negligence or fraud.

12. In the event that the Employee exercises his right of resignation under subparagraph 5(b) or is terminated under subparagraph 5(d), Campbell hereby agrees, effective the date of such resignation, to release, remise, acquit and forever discharge the Employee, his heirs, executors, administrators and other legal personal representatives and all of the Employee's respective lands, assets, properties, estates and effects whatsoever and wheresoever situate, of and from any and all liabilities of every nature and kind, whether contingent or otherwise, debts, sum and sums of money, accounts, dues, contracts, agreements, indemnity, covenants, whether express or implied, claims, demands, legal costs, interest, loss or injury of every kind or nature
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whatsoever, actions, suits damages, causes of action, manner of actions, claims, counter-claims and demands whatsoever and however arising either at law or in equity or otherwise, against the Employee which Campbell ever had, has at the date of such resignation or which Campbell, its successors or assigns or any of them, at any time thereafter can, shall, or may have, for or by reason of, or in any way arising from, any cause, matter or thing whatsoever existing up to the date of such resignation, including, without limitation, any matter arising out of or in any way related to or connected with or by reason of the Employee's having been an executive officer or employee of Campbell, or any of its associated or affiliated companies, or by virtue of the employment of the Employee by Campbell. The release and discharge provided herein shall not apply in circumstances in which a court of competent jurisdiction in a final judgment shall determine that the Employee was guilty of gross negligence or fraud.

         For greater certainty, this release and discharge does not waive Campbell's right to collect money loaned to the Employee which is validly owing and outstanding at the time of exercise of the right of resignation or termination of employment.

13. For purposes of this agreement, "CHANGE OF CONTROL" means at any time from the Effective Date of this agreement:

         (a) a change of one-third or more of the directors of Campbell unless approved by a majority of the Board of Directors; or

         (b) any acquisition of twenty per cent (20%) or more of the common shares of Campbell, or voting rights in respect thereof, by any person or company which is accompanied by a request by that person for representation on the Board of Directors of Campbell and which acquisition is not approved by a majority of the directors of Campbell;

14. Any notice or other communication required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if (a) enclosed in a sealed envelope and delivered in person to the party hereto to whom it is addressed (or in the case of Campbell, to the receptionist or other responsible employee, not being the Employee) at the relevant address set forth below; or (b) telexed, telegraphed, telecopied or sent by other means of recorded electronic communication if to Campbell, addressed to the President, Suite 1910, 120 Adelaide Street West, Toronto, Ontario M5H 1T1 and if to the Employee, addressed to him at his most recent address as shown on the records of Campbell.

         Any notice or other communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery, if delivered, and the day of sending, if sent by telex, telegraph, telecopy or other means of recorded electronic communication, provided such delivery or sending is during normal business hours on a business day or if not on the next business day thereafter. Either party hereto may change his or its address for notice by notice to the other party hereto given in the manner aforesaid.

15. No provision of this agreement may be modified or amended unless such modification or
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amendment is authorized by the Board of Directors or a Committee thereof and is agreed to in writing, signed by the Employee and Campbell. No waiver by either party hereto or any breach by the other party hereto of any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or any prior or subsequent time.

16. This agreement contains all of the terms and conditions agreed by the parties hereto and supersedes all prior agreements and understandings. No agreements or representations, oral or otherwise, express or implied, with respect to the employment of the Employee by Campbell have been made by either party which are not set forth expressly in this agreement.

17. This agreement may not be assigned by either party without consent.

18. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

19. This agreement shall be subject to and governed by the laws of the Province of Ontario. The Courts of Ontario shall have exclusive jurisdiction with respect to any dispute or other matter arising hereunder.

20. The invalidity, illegality or unenforceability of any provision hereof shall not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof.

21. The legal fees and other costs and expenses pertaining to the enforcement of this agreement or any of the terms hereof shall be borne by Campbell and shall be paid forthwith upon demand by the Employee on submission of duly receipted accounts.

22. The Employee acknowledges and agrees that he has been given full opportunity to obtain independent legal advice with respect to this agreement and executes this agreement voluntarily and with full knowledge of the rights granted and obligations imposed hereby.

         IN WITNESS WHEREOF Campbell has hereunto affixed its corporate seal under the hands of its proper officers in that behalf duly authorized and the Employee has hereto affixed his hand and seal.

                                          CAMPBELL RESOURCES INC.


                                          /s/JAMES C. MCCARTNEY
                                          ------------------------------
                                          James C. McCartney, Chairman
                                                                             c/s

                                          /s/JOHN O. KACHMAR
                                          ------------------------------
                                          John O. Kachmar, President and Chief
                                          Executive Officer


/s/CHEVAUNE MORRIS                        /s/PAUL J. IRELAND             l.s
-----------------------------             ----------------------------
WITNESS AS TO THE SIGNATURE               PAUL J. IRELAND
OF THE EMPLOYEE
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                                  SCHEDULE "A"





Health and other benefits of Paul J. Ireland

Car allowance of approximately $400/month

Travel insurance coverage of $500,000

Membership in the Board of Trade

Employee Incentive Plan - Share Incentive Plan - Stock Options
                  - participation under Share Purchase Plan and eligibility in the Share Bonus Plan

Medical-dental and other benefits under policy with Metropolitan Life